EXHIBIT 23.1

                      [Letterhead of Deloitte & Touche LLP]





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Rowan Companies, Inc. on Form S-8 of our report dated March 3, 1997, appearing in the Annual Report on Form 10-K of Rowan Companies, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

April 10, 1997